                                                        Exhibit No. EX-99.h.1.ii

                                   SCHEDULE A

                         DELAWARE GROUP EQUITY FUNDS IV

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                        EFFECTIVE AS OF SEPTEMBER 28, 2007

Delaware Large Cap Growth Fund
 (formerly, Delaware Diversified Growth Fund)
Delaware Growth Opportunities Fund
Delaware Global Real Estate Securities Fund
Delaware Healthcare Fund

Agreed and Accepted:

Delaware Service Company, Inc.              Delaware Group Equity Funds IV
                                            for its series set forth in this
                                            Schedule A

By: /s/ Douglas Anderson                    By: /s/ Richard Salus
Name: Douglas Anderson                      Name: Richard Salus
Title: Senior Vice President/               Title: Senior Vice President/
       Operations                                  Chief Financial Officer